Exhibit 4.5

ELEVENTH SUPPLEMENTAL INDENTURE
Eleventh Supplemental Indenture (this “Supplemental Indenture”), dated as of November 16, 2016, by and among the subsidiary guarantors appearing on the signature pages hereto (each a “New Guarantor” and, collectively, the “New Guarantors”), Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation), a Kansas corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (f/k/aThe Bank of New York Trust Company, N.A.), as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company heretofore executed and delivered to the Trustee an indenture, dated as of November 20, 2006, between the Company and the Trustee (the “Base Indenture” and as amended, supplemented or otherwise modified as of the date hereof, the “Indenture”);
WHEREAS, the Company heretofore executed and delivered to the Trustee a Second Supplemental Indenture, dated as of November 9, 2011, among the Company, the subsidiary guarantors named therein and the Trustee, providing for the issuance of $3,000,000,000 aggregate principal amount of the Company’s 9.000% Guaranteed Notes due 2018 (the “2018 Notes”) and a Fourth Supplemental Indenture, dated as of March 1, 2012, among the Company, the subsidiary guarantors named therein and the Trustee, providing for the issuance of $1,000,000,000 aggregate principal amount of the Company’s 7.000% Guaranteed Notes due 2020 (the “2020 Notes” and, together with the 2018 Notes, the “Guaranteed Notes”);
WHEREAS, the parties wish to provide that the New Guarantors will provide an irrevocable and unconditional guarantee in respect of each series of Guaranteed Notes;
WHEREAS, the guarantees of the New Guarantors constitute a benefit to the New Guarantors and will be in furtherance of the corporate purposes of the New Guarantors or necessary or convenient to the conduct, promotion or attainment of the business of the New Guarantors and, accordingly, in consideration therefore, the New Guarantors are willing to guarantee the Guaranteed Notes on the terms set forth herein;
WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the valid and binding obligation of the Company and the New Guarantors have been done; and
WHEREAS, pursuant to Section 901(14) of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Guaranteed Notes to add a guarantee to each series of the Guaranteed Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Guaranteed Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.

2.AGREEMENT TO GUARANTEE. Each New Guarantor hereby agrees to jointly and severally irrevocably and unconditionally guarantee, on a senior unsecured basis, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, all payment obligations of the Company under the Guaranteed Notes for the payment of principal of, premium, if any, and interest on the Guaranteed Notes, and all other amounts payable by the Company to the Trustee and the Holders of the Guaranteed Notes under the Guaranteed Notes, the Indenture and this Supplemental Indenture (each a “Guarantee” and, together, the “Guarantees”). Each Guarantee is limited to the maximum amount that can be guaranteed by law or without resulting in the Guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally. The Guarantees shall be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) upon the Company exercising its legal defeasance or covenant defeasance option pursuant to Article XIII of the Base Indenture or the satisfaction and discharge of the obligations of the Company with respect to the Guaranteed Notes pursuant to Article IV of the Base Indenture, each in compliance with the terms of the Indenture. For the avoidance of doubt, (other than as expressly provided in the Indenture) nothing in this Supplemental Indenture shall prevent the New Guarantors from merging with and into the Company, or the Company from merging with and into the New Guarantors, and in such event the Guarantees shall terminate and the surviving entity shall remain the primary obligor under the Guaranteed Notes, the Indenture and this Supplemental Indenture. The New Guarantors shall be subrogated to all rights of the Holders of the Guaranteed Notes against the Company in respect of any amounts paid by the New Guarantors pursuant to the Guarantees; provided, however, that the New Guarantors shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Guaranteed Notes shall have been paid in full or payment thereof shall have been provided for in accordance with the provisions of the Indenture.

3.EFFECT OF SUPPLEMENTAL INDENTURE; CONFLICTS WITH INDENTURE. This Supplemental Indenture is executed by the New Guarantors, the Company and the Trustee upon the Company’s request, pursuant to the provisions of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Notwithstanding the foregoing, to the extent that any of the terms of this Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of this Supplemental Indenture shall govern.

4.NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS OF THE NEW GUARANTORS. No director, officer, employee, incorporator or stockholder of any of the New Guarantors, as such, shall have any liability for any obligations of the Company, the New Guarantors or any guarantor under any series of Guaranteed Notes, any guarantees under any series of Guaranteed Notes, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Guaranteed Notes by accepting a Guaranteed Note waives and releases all such liability.

5.GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.EFFECT OF HEADINGS. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

8.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Company.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed, all as of the date first above written.

SPRINT COMMUNICATIONS, INC.

By: /s/ Janet M. Duncan
Name:    Janet M. Duncan
Title:     Vice President and Treasurer

Alda Wireless Holdings, LLC
American Telecasting Development, LLC
American Telecasting of Anchorage, LLC
American Telecasting of Bend, LLC
American Telecasting of Columbus, LLC
American Telecasting of Denver, LLC
American Telecasting of Fort Myers, LLC
American Telecasting of Ft. Collins, LLC
American Telecasting of Green Bay, LLC
American Telecasting of Lansing, LLC
American Telecasting of Lincoln, LLC
American Telecasting of Little Rock, LLC
American Telecasting of Louisville, LLC
American Telecasting of Medford, LLC
American Telecasting of Michiana, LLC
American Telecasting of Monterey, LLC
American Telecasting of Redding, LLC
American Telecasting of Santa Barbara, LLC
American Telecasting of Seattle, LLC
American Telecasting of Sheridan, LLC
American Telecasting of Yuba City, LLC
ATI of Santa Rosa, LLC
ATI Sub, LLC
ATL MDS, LLC
Bay Area Cablevision, LLC
Broadcast Cable, LLC
Clear Global Services LLC
Clear Management Services LLC
Clear Partner Holdings LLC
Clear Wireless LLC
Clearwire Communications LLC
Clearwire Corporation
Clearwire Finance, Inc.
Clearwire Hawaii Partners Spectrum, LLC
Clearwire IP Holdings LLC
Clearwire Legacy LLC

Clearwire Spectrum Holdings II LLC
Clearwire Spectrum Holdings III LLC
Clearwire Spectrum Holdings LLC
Clearwire Telecommunications Services, LLC
Clearwire XOHM LLC
Fixed Wireless Holdings, LLC
Fresno MMDS Associates, LLC
Kennewick Licensing, LLC
NSAC, LLC
PCTV Gold II, LLC
PCTV of Salt Lake City, LLC
PCTV Sub, LLC
People’s Choice TV of Albuquerque, LLC
People’s Choice TV of Houston, LLC
People’s Choice TV of St. Louis, LLC
SCC X, LLC
SpeedChoice of Detroit, LLC
SpeedChoice of Phoenix, LLC
Sprint (Bay Area), LLC
TDI Acquisition Sub, LLC
Transworld Telecom II, LLC
Wavepath Sub, LLC
WBS of America, LLC
WBS of Sacramento, LLC
WBSFP Licensing, LLC
WBSY Licensing, LLC
WCOF, LLC
Wireless Broadband Services of America, L.L.C.

By: /s/ Janet M. Duncan
Name:    Janet M. Duncan
Title:     Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

By: /s/ Lawrence M. Kusch
Authorized Signatory